INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Harrison Holding's, Inc.
(A Development Stage Company)
Bellingham, Washington

Ladies and Gentlemen:

We hereby consent to the inclusion in this Registration Statement of Harrison Holding's, Inc. on Form SB-2 of our report dated February 4, 2002 on our audit of the financial statements for the period from November 19, 2001 (Inception) through January 31, 2002 for Harrison Holding's Inc. We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



         /s/ Malone & Bailey, PLLC
         ----------------------------
         Malone & Bailey, PLLC
         Certified Public Accountant

MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

May 22, 2002